Exhibit 24


                               POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of Bethlehem Steel Corporation, a Delaware corporation, constitutes and appoints Curtis H. Barnette, Gary L. Millenbruch, and Lonnie
A. Arnett, and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Bethlehem Steel Corporation's Annual Report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any amendments thereto, with the Securities and Exchange Commission under the provisions of the Securities and Exchange Act of 1934, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all the said attorneys- in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the 26th day of January, 2000.



/s/ Curtis H. Barnette               /s/ Gary L. Millenbruch
---------------------------------    --------------------------------------
Curtis H. Barnette                   Gary L. Millenbruch
Chairman, Chief Executive Officer    Vice Chairman, Chief Financial Officer
(principal executive officer)        (principal financial officer)
  and Director                         and Director


/s/ Lonnie A. Arnett
---------------------------------
Lonnie A. Arnett
Vice President and Controller
(principal accounting officer)



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                                       2


/s/ Benjamin r. Civiletti              /s/ William M. Landuyt
-----------------------------          ------------------------------
Benjamin R. Civiletti                  William M. Landuyt
Director                               Director


/s/ Worley H. Clark                    /s/ Robert McClements, Jr.
-----------------------------          ------------------------------
Worley H. Clark                        Robert McClements, Jr.
Director                               Director


/s/ John B. Curcio                     /s/ Roger P. Penny
-----------------------------          ------------------------------
John B. Curcio                         Roger P. Penny
Director                               Director



/s/ Duane R. Dunham                    /s/ Shirley D. Peterson
-----------------------------          ------------------------------
Duane R. Dunham                        Shirley D. Peterson
Director                               Director



/s/ Lewis B. Kaden                     /s/ Dean P. Phypers
-----------------------------          ------------------------------
Lewis B. Kaden                         Dean P. Phypers
Director                               Director



/s/ Harry P. Kamen                     /s/ John R. Ruffle
-----------------------------          ------------------------------
Harry P. Kamen                         John F. Ruffle
Director                               Director





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